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                                                               EXHIBIT 23.4

                       [Salomon Smith Barney Letterhead]

                      CONSENT OF SALOMON SMITH BARNEY INC.

  We hereby consent to the use of our name in, to the description of our opinion letters under the caption "Opinion of Global Crossing's Financial Advisors" in, and to the inclusion of our opinion letters as Annexes D-1 and D-2 to, the Proxy Statement-Prospectus that is made a part of the Registration Statement on Form S-4 (File Number 333-82657) of Global Crossing Ltd. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Salomon Smith Barney Inc.

                                                  /s/ John F. Otto, Jr.
                                          By: _________________________________
                                                    Managing Director

New York, New York
July 9, 1999